Exhibit 10.23

OCM EUROPEAN PRINCIPAL OPPORTUNITIES FUND GP, L.P.

SECOND AMENDED & RESTATED

LIMITED PARTNERSHIP AGREEMENT

Dated November 18, 2008

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ARTICLE V

CAPITAL CONTRIBUTIONS AND CAPITAL PERCENTAGES; CARRY PERCENTAGES AND ADJUSTMENTS THERETO

5.1	Capital Contributions and Capital Percentages	13
5.2	Carry Percentages and Adjustments Thereto	14

ARTICLE VI

CAPITAL ACCOUNTS; DISTRIBUTIONS; ALLOCATIONS; WITHHOLDING

6.1	Capital Accounts	15
6.2	Adjustments to Capital Accounts	15
6.3	Distributions	15
6.4	Tax Distributions	15
6.5	General Distribution Provisions	16
6.6	Distributions in Kind	16
6.7	No Withdrawal of Capital	16
6.8	Allocations to Capital Accounts	16
6.9	Tax Allocations and Other Tax Matters	16
6.10	Withholding	17
6.11	Final Distribution	18
6.12	Return of Distributions	18

ARTICLE VII

BOOKS AND RECORDS; TAX INFORMATION; REPORTS TO PARTNERS

7.1	Books and Records	18
7.2	Tax Information	19
7.3	Reports to Partners	19

ARTICLE VIII

ADMISSION OF ADDITIONAL PARTNERS; TRANSFERS; DESIGNATION OF INACTIVE PARTNERS

8.1	Admission of Additional Partners	19
8.2	Transfers	19
8.3	Designation as Inactive Partner	20

ARTICLE IX

DISSOLUTION AND WINDING UP OF THE PARTNERSHIP

9.1	Dissolution	20
9.2	Winding Up	20

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9.3	Final Distribution	20
9.4	Time for Liquidation, etc.	21
9.5	Termination	21

ARTICLE X

MISCELLANEOUS

10.1	Amendments	21
10.2	Notices	21
10.3	Counterparts	22
10.4	Table of Contents and Headings	22
10.5	Successors and Assigns	22
10.6	Severability	22
10.7	Further Actions	22
10.8	Determinations of the General Partner	22
10.9	Non-Waiver	22
10.10	Applicable Law	23
10.11	Confidentiality	23
10.12	Survival of Certain Provisions	24
10.13	Waiver of Partition	24
10.14	Entire Agreement	24
10.15	Currency	24

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OCM EUROPEAN PRINCIPAL OPPORTUNITIES FUND GP, L.P.

This SECOND AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT of OCM EUROPEAN PRINCIPAL OPPORTUNITIES FUND GP, L.P., a Cayman Islands exempted limited partnership (the “Partnership”), is made and entered into as a deed on November 18, 2008, by and among OCM European Principal Opportunities Fund GP Ltd., as the General Partner of the Partnership, and the persons listed in the Register as limited partners of the Partnership (as supplemented or amended from time to time) for the purpose of amending and restating the Amended and Restated Limited Partnership Agreement of the Partnership, dated March 3, 2006 (“Amended Agreement”). Capitalized terms used herein without definition have the meanings specified in Section 1.1. References herein to the Partnership shall, wherever the context requires, mean the General Partner acting in its capacity as such (and in its personal capacity) on behalf of the Partnership.

R E C I T A L S:

WHEREAS, the Partnership is an exempted limited partnership registered under the Partnership Law pursuant to a Statement filed with the Registrar of Exempted Limited Partnerships in the Cayman Islands on February 17, 2006, and since March 3, 2006 has been governed by the Amended Agreement, which amended and restated the Limited Partnership Agreement of the Partnership dated February 17, 2006; and

WHEREAS, the General Partner and the Limited Partners admitted on the date hereof desire to amend and restate the Original Agreement in its entirety and to enter into this Agreement.

NOW, THEREFORE, the parties hereto hereby agree to continue the Partnership and hereby amend and restate the Amended Agreement, which is replaced and superseded in its entirety by this Agreement, as follows:

ARTICLE I

GENERAL PROVISIONS

1.1 Definitions. Capitalized terms used herein without definition shall have the meanings specified in the Fund Agreement. As used herein the following terms have the meanings set forth below:

“Active Partners” shall mean all Partners other than any Inactive Partners.

“Additional Partner” shall have the meaning set forth in Section 8.1.

“Adjustment Date” shall mean the last day of each Fiscal Year or any other date that the General Partner determines to be appropriate for an interim closing of the Partnership’s books.

“Affiliate” shall mean, with respect to any specified Person, a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the Person specified.

“Agreement” shall mean this Second Amended and Restated Limited Partnership Agreement of the Partnership, as amended, supplemented or restated from time to time.

“Amended Agreement” shall have the meaning set forth in the preamble hereto.

“Available Assets” shall mean, as of any date, the excess of (a) the cash and cash equivalent items held by the Partnership over (b) the sum of the amount of such items as the General Partner determines to be necessary for the payment of the Partnership’s expenses, liabilities and other obligations (whether fixed or contingent), and for the establishment of appropriate reserves for such expenses, liabilities and obligations as they may arise, including the maintenance of adequate working capital for the continued conduct of the Partnership’s investment activities and operations.

“Business Day” shall mean any day on which commercial banks are generally open for business in New York City and London.

“Capital Account” shall have the meaning set forth in Section 6.1.

“Capital Commitment” shall mean, with respect to any Partner, the amount set forth opposite the name of such Partner on the Register, as amended from time to time pursuant to this Agreement.

“Capital Contribution” shall mean, with respect to any Partner, the amount of capital contributed by such Partner to the Partnership pursuant to this Agreement, unless such capital is not treated as a Capital Contribution by the express terms of this Agreement.

“Capital Percentage” shall mean, with respect to each Partner, a fraction, expressed as a percentage, (a) the numerator of which is the aggregate Capital Contributions of such Partner used to fund the Partnership’s investment through the Fund in a Permitted Investment and (b) the denominator of which is the aggregate Capital Contributions of all of the Partners used to fund such investment.

“Carried Interest” shall mean distributions received or to be received by the Partnership from the Fund as general partner of the Fund pursuant to sections 6.4(c)(iii) and 6.4(c)(iv) of the Fund Agreement.

“Carry Agreement” shall have the meaning set forth in Section 5.2(a). Any and all Carry Agreements entered into on or after the date hereof shall be deemed incorporated in and made part of this Agreement.

“Carry Percentage” shall have the meaning set forth in Section 5.2(a).

“Cayman Islands” shall mean the Cayman Islands, British West Indies.

“Cayman Register” shall have the meaning set forth in Section 1.10.

“Claims” shall have the meaning set forth in Section 4.3(a).

“Code” shall mean the U.S. Internal Revenue Code of 1986, as amended from time to time.

“Covered Person” shall mean any Partner, any officers, directors, shareholders, controlling Persons, partners, members, employees, representatives or agents of the General Partner; or any Person who was, at the time of the act or omission in question, such a Person.

“Damages” shall have the meaning set forth in Section 4.3(a).

“Designated Partner” shall mean OCM European Principal Opportunities Fund (Cayman) Ltd., a Cayman Islands exempted company, and any other entity formed by the Partnership or its Affiliates, and admitted as a limited partner in the Fund, through which investors participate in the Fund.

“Disabling Conduct” shall mean, with respect to any Person: (a) fraud; (b) willful malfeasance; (c) a material violation of this Agreement that, if curable, is not cured within 30 days after a written notice describing such violation has been given to such Person; (d) conviction of a felony; (e) a willful violation of law having a material adverse affect on the Fund; (f) Gross Negligence; or (g) reckless disregard of duties in the conduct of such Person’s office.

“Fiscal Year” shall mean the fiscal year of the Partnership, as determined pursuant to Section 1.5.

“Fund” shall mean OCM European Principal Opportunities Fund, L.P., a Cayman Islands exempted limited partnership, together with any Designated Partner, Alternative Investment Fund or Separate Account, as the context may require, and their respective successors and assigns.

“Fund Agreement” shall mean the Second Amended and Restated Limited Partnership Agreement of the Fund, dated October 18, 2006, as amended from time to time, and the governing instrument of any Designated Partner, Alternative Investment Fund or Separate Account, each, as amended from time to time, as the context may require.

“General Partner” shall mean OCM European Principal Opportunities Fund GP Ltd., a Cayman Islands exempted company, and its successors and assigns.

“Gross Negligence” shall, notwithstanding Section 10.10, have the meaning given to such term under the laws of the State of Delaware.

“Inactive Partner” shall have the meaning set forth in Section 8.3.

“Limited Partners” shall mean the Persons admitted as limited partners of the Fund, which limited partners shall be listed on the Register, and shall include their successors and permitted assigns to the extent admitted to the Partnership as limited partners in accordance with the terms hereof, in their capacities as partners of the Partnership, but shall exclude any Person that becomes an Inactive Partner or otherwise ceases to be a Partner in accordance with the terms hereof.

“Notice of Dissolution” shall mean a notice of dissolution signed by the General Partner pursuant to the Partnership Law.

“Oaktree” shall mean Oaktree Capital Management, L.P., a Delaware limited partnership, and any successor thereto.

“Partners” shall mean the General Partner, the Limited Partners and any Inactive Partners. For purposes of Cayman Islands’ law, the Partners shall constitute a single class, series and group of Partners.

“Partnership” shall have the meaning set forth in the preamble hereto.

“Partnership Expenses” shall mean the reasonable costs and expenses that in the judgment of the General Partner are incurred by or arise out of the organization and operation of the Partnership, including, without limitation, legal and accounting expenses.

“Partnership Law” shall mean the Exempted Limited Partnership Law of the Cayman Islands (as amended), and any successor to such statute.

“Period” shall mean, for the first Period, the period commencing on the date of this Agreement and ending on the next Adjustment Date; and for each subsequent Period shall mean the period commencing on the day after an Adjustment Date and ending on the next Adjustment Date.

“Person” shall mean any individual or entity, including a corporation, partnership, association, limited liability company, limited liability partnership, joint-stock company, trust, unincorporated association, government or governmental agency or authority.

“Prime Rate” shall mean the rate of interest published from time to time in The Wall Street Journal, Eastern Edition (or any successor publication thereto) designated therein as the prime rate or, if not so published, the rate of interest publicly announced from time to time by any money center bank as its prime rate in effect at its principal office as identified by the General Partner.

“Proceedings” shall have the meaning set forth in Section 4.3(a).

“Register” shall mean the Register of Partners, Capital Commitments and Percentages maintained by the General Partner, (as such Register may be supplemented or amended from time to time).

“Securities” shall mean shares of capital stock, partnership interests, limited liability company interests, warrants, options, bonds, notes, debentures and other equity and debt securities of whatever kind of any Person, whether readily marketable or not.

“Statement” shall mean the statement of registration filed by the General Partner on behalf of the Partnership with the Registrar of Exempted Limited Partnerships in the Cayman Islands.

“Subscription Agreement” shall mean a subscription agreement entered into by the Partnership and a Limited Partner in connection with such Limited Partner’s purchase of interests in the Partnership.

“Transfer” shall mean any sale, transfer, assignment, conveyance, pledge, encumbrance, hypothecation or other disposition or grant of security interest, or the act of so doing, as the context requires.

“Treasury Regulations” shall mean the regulations of the U.S. Treasury Department issued pursuant to the Code.

“Value” shall mean, with respect to any distribution of Securities received by the Partnership from the Fund, the value of such Securities as determined by the Fund, and otherwise shall have the meaning set forth in the Fund Agreement.

1.2 Name and Office.

(a) Name. The name of the Partnership is OCM European Principal Opportunities Fund GP, L.P. Unless otherwise agreed by the General Partner in writing, a Limited Partner shall not have any right, title or interest in or right to the use of the name “OCM European Principal Opportunities Fund GP,” “OCM European Principal Opportunities Fund, L.P.,” “OCM,” “Oaktree” or any variation thereof, including any name to which the name of the Partnership or the Fund may be changed. No value shall be placed upon the name of the Partnership or the goodwill attached thereto for the purpose of determining the value of any Limited Partner’s Capital Account or interest in (or right to distributions from) the Partnership.

(b) Office. The registered office of the Partnership in the Cayman Islands is located at c/o Walkers SPV Limited, Walker House, 87 Mary Street, George Town, Grand Cayman, KY1-9002, Cayman Islands and the registered agent for service of process on the Partnership at such address is Walkers SPV Limited. At any time, the Partnership may designate another registered agent and/or registered office in the Cayman Islands.

1.3 Purposes. Subject to the other provisions of this Agreement, the purposes of the Partnership are (a) to serve as the general partner of the Fund and the general partner (or other corresponding entity), directly or indirectly, of any Designated Partner, Alternative Investment Fund, Separate Account or any other investment vehicle formed to make an investment in the Fund, as the General Partner deems appropriate, (b) to acquire, hold and dispose of Securities and (c) to engage in such other activities as the General Partner deems necessary, advisable, convenient or incidental to the foregoing, provided that the Partnership shall not undertake business with the public in the Cayman Islands (other than so far as may be necessary to carry on the activities of the Partnership exterior to the Cayman Islands).

1.4 Term. The term of the Partnership commenced on February 17, 2006 and shall continue until the last day of the term of the Fund, provided that, notwithstanding the expiration of the term of the Partnership, the Partnership shall continue in existence until the filing of a Notice of Dissolution in accordance with Section 9.5.

1.5 Fiscal Year. The fiscal year of the Partnership shall end on the 31st day of December of each year (the “Fiscal Year”). The Partnership shall have the same Fiscal Year for income tax and for financial and partnership accounting purposes.

1.6 Powers. Subject to the other provisions of this Agreement, the Partnership, acting through the General Partner, shall be and hereby is authorized and empowered to do or cause to be done any and all acts determined by the General Partner to be necessary, advisable, convenient or incidental in furtherance of the purposes of the Partnership and the Fund, without any further act, approval or vote of any Person, including any Limited Partner. Without limiting the generality of the foregoing, the Partnership (and the General Partner on behalf of the Partnership) is (and are) hereby authorized and empowered:

(a) to enter into the Fund Agreement, the Subscription Agreements and the Carry Agreements and to enter into, and to cause the Fund to execute, deliver and perform its obligations under contracts and agreements of every kind, and amendments thereto, necessary or incidental to (i) the offer and sale of interests in the Fund (including subscription agreements and other agreements and documents in connection with the admission of limited partners to the Fund) and (ii) the acquisition, holding, managing and transfer of Permitted Investments by the Fund, or otherwise to the accomplishment of the Fund’s purposes, and to cause the Fund to take or omit to take such other actions in connection with such offer and sale, with such acquisition, holding, managing or transfer, or with the investment and other activities of the Fund, as may be necessary, advisable, convenient or incidental to further the purposes of the Partnership and the Fund;

(b) to direct the formulation of investment policies and strategies for the Partnership and the Fund, and to direct the investment activities of the Partnership and the Fund;

(c) to acquire, hold, manage, vote, Transfer and own Securities and any other assets held by the Partnership, including exercising all rights, powers and privileges with respect to such Securities or assets and making all elections, filings, decisions and other actions that may be necessary or appropriate for the acquisition, holding or Transfer of such Securities or assets;

(d) to establish, maintain or close one or more offices within or without the Cayman Islands and in connection therewith to rent or acquire office space and to engage personnel;

(e) to open, maintain and close bank, brokerage (including escrow and margin) accounts, to draw checks or other orders for the payment of moneys, to exchange U.S. dollars held by the Partnership into non-U.S. currencies and vice-versa, and to temporarily invest such funds of the Partnership as are not otherwise required for Partnership purposes;

(f) to set aside funds for reasonable reserves, anticipated contingencies and working capital and to incur and pay Partnership Expenses and any taxes for which the Partnership may be liable;

(g) to lend money to, borrow money from, act as surety, guarantor or endorser for, provide collateral for and transact other business with third Persons, including Partners and Affiliates of the Partnership, and invest and reinvest its funds, to grant a security interest, including, entering into any pledge, instrument or other agreement as may be necessary or appropriate to effectuate the foregoing;

(h) to bring, defend, settle and dispose of Proceedings and otherwise to bring and defend actions and proceedings at law or in equity or before any governmental, administrative or other regulatory agency, body or commission;

(i) to retain and compensate (or fix the compensation of) consultants, custodians, attorneys, accountants, placement agents, underwriters, financial advisors and other agents and to authorize each such agent to act for and on behalf of the Partnership and/or the Fund;

(j) to indemnify any Person in accordance with the Partnership Law and to obtain any and all types of insurance;

(k) to prepare and file all tax returns of the Partnership and the Fund; to make such elections under the Code and other relevant tax laws as to the treatment of items of Partnership income, gain, loss and deduction, and as to all other relevant matters, as the General Partner deems necessary or appropriate; to determine which items of cash outlay are to be capitalized or treated as current expenses; and to select the method of accounting and bookkeeping procedures to be used by the Partnership and the Fund;

(l) to take all action that may be necessary, advisable, convenient or incidental for the continuation of the Partnership’s valid existence as an exempted limited partnership under the Partnership Law and the Fund’s valid existence as an exempted limited partnership under the Partnership Law (including making such filings with the Registrar of Exempted Limited Partnerships in the Cayman Islands as are necessary to continue the registration of the Partnership and/or Fund, as the case may be, as exempted limited partnerships under the Partnership Law), and any successor to such statute, and in each other jurisdiction in which such action is necessary to protect the limited liability of the Partners or the limited partners of the Fund or to enable the Partnership and the Fund, consistent with such limited liability, to conduct the investment and other activities in which they are engaged; and

(m) to carry on any other activities necessary to, in connection with, or incidental to any of the foregoing or the Partnership’s and the Fund’s investment and other activities.

1.7 Specific Authorization. Notwithstanding any other provision of this Agreement, the Partnership (acting in its own name or on behalf of the Fund, as the case may be) and the General Partner on its own behalf or on behalf of the Partnership (or on behalf of the Partnership on behalf of the Fund), as appropriate, may execute, deliver and perform one or more Carry Agreements, one or more Subscription Agreements, any Fund Agreement, any guarantee where the Fund is a beneficiary and the Partnership is an obligor, any management agreement with

Oaktree, any subscription agreement relating to the Fund and any agreements to induce any Person to become a limited partner of the Fund, all amendments thereto and all agreements contemplated thereby and relating thereto, all without any further act, vote or approval of any Limited Partner or other Person. The General Partner is hereby authorized to enter into and perform on its own behalf or on behalf of the Partnership, as appropriate, the agreements described in the immediately preceding sentence, but such authorization shall not be deemed a restriction on the power of the General Partner to enter into other agreements on its own behalf or on behalf of the Partnership subject to any other restrictions expressly set forth in this Agreement.

1.8 Amendment and Restatement of Agreement; Admission of Partners. The parties hereto hereby agree to continue the Partnership and hereby amend and restate the Amended Agreement, which is replaced and superseded in its entirety by this Agreement. A Person shall be admitted as a Limited Partner at the time (a) this Agreement or a counterpart hereof, a Subscription Agreement or a Carry Agreement is executed by or on behalf of such Person and (b) such Person is listed by the General Partner as a Partner of the Partnership in the Register. The General Partner shall inscribe, or arrange the inscription of, the names of the Limited Partners in the Register and the Cayman Register, and shall update the Cayman Register as necessary to accurately reflect the information therein in accordance with the Partnership Law. After the date hereof, Persons shall be admitted as Partners of the Partnership as provided in Article VIII.

1.9 Register. The General Partner shall cause the Register to be maintained in the principal office of the Partnership. The Register shall be part of the books and records of the Partnership. The Register shall from time to time be updated by the General Partner as necessary to reflect accurately the information to be contained therein without any action on the part of the Limited Partners. Any reference in this Agreement to the Register shall be deemed a reference to the Register as in effect from time to time. Subject to the terms of this Agreement, the General Partner may take any action authorized hereunder in respect of the Register without any need to obtain the consent of any other Partner. No update to the Register shall require an amendment to this Agreement.

1.10 Cayman Register. The General Partner shall cause to be maintained at the registered office of the Partnership a register of limited partnership interests of the Partnership which shall include, as required by the Partnership Law, the name and address of each Limited Partner and the amount of capital contributions made by each Limited Partner (the “Cayman Register”). The Cayman Register shall not be part of this Agreement. The General Partner shall from time to time update the Cayman Register as required by the Partnership Law to accurately reflect the information therein. Any reference in this Agreement to the Cayman Register shall be deemed a reference to the Cayman Register as in effect from time to time. Subject to the terms of this Agreement, the General Partner may take any action authorized hereunder in respect of the Cayman Register without any need to obtain the consent of any other Partner. No action of any Limited Partner shall be required to amend or update the Cayman Register.

ARTICLE II

THE GENERAL PARTNER

2.1 Management of the Partnership, etc.

(a) General. Subject to Section 2.1(b), the management, control and operation of and the determination of policy with respect to the Partnership and its investment and other activities shall be vested exclusively in the General Partner, who shall, subject to the other provisions of this Agreement, carry out any and all of the purposes of the Partnership and perform all acts and enter into and perform all contracts and other undertakings that it may deem necessary, advisable, convenient or incidental thereto.

(b) Actions and Determinations of the Partnership. Except as otherwise expressly provided herein, whenever this Agreement provides that a determination shall be made or an action shall be taken by the Partnership, such determination or act may be made or taken by the General Partner in its sole discretion.

(c) General Partner as Agent. The General Partner, to the extent of its powers set forth in this Agreement, is an agent of the Partnership for the purpose of the Partnership’s business, and the actions of the General Partner taken in accordance with this Agreement shall bind the Partnership.

2.2 Reliance by Third Parties. In dealing with the General Partner and its duly appointed agents, no Person shall be required to inquire as to the authority of the General Partner or any such agent to bind the Partnership.

2.3 General Partner Not Liable for Return of Capital Contributions. Neither the General Partner nor any of its Affiliates shall be liable for the return of the Capital Contributions of any Limited Partner, and such return shall be made solely from Available Assets of the Partnership, if any, and each Limited Partner hereby waives any and all claims that he, she or it may have against the General Partner or any Affiliate thereof in this regard.

2.4 Bankruptcy of General Partner. In the event of the bankruptcy or dissolution and commencement of winding-up of the General Partner or the occurrence of any other event that causes the General Partner to cease to be a general partner of the Partnership under the Partnership Law, the Partnership shall be dissolved and wound up as provided in Article IX, unless a replacement general partner of the Partnership is designated within 90 days by the unanimous written election of the Limited Partners.

2.5 No Removal of General Partner. The General Partner may not be removed as the General Partner of the Partnership.

ARTICLE III

THE LIMITED PARTNERS

3.1 No Participation in Management, etc. No Limited Partner shall take part in the management or control of the Partnership, transact any business in the Partnership’s name or have the power to sign documents for or otherwise bind the Partnership, provided that a Person that is also a Limited Partner may execute documents and perform other activities on behalf of the Partnership if such Person has been designated, by way of power of attorney or otherwise, as a Person authorized to act for the General Partner or a director of the General Partner in the performance of such person’s duties for, and employment with, Oaktree or any of its Affiliates and provided further that in so doing it shall be clear that such Person is not acting in his or her capacity as a Limited Partner. Except as otherwise expressly provided herein, and subject to the Partnership Law, no Limited Partner may vote with respect to any action taken or to be taken by the Partnership or the Partners.

3.2 Limitation of Liability. Except as may otherwise be required by the Partnership Law or as expressly provided for herein, the liability of each Limited Partner, solely in its capacity as a Partner of the Partnership, is limited to such Partner’s Capital Commitment.

3.3 No Priority. No Limited Partner shall have priority over any other Partner either as to the return of the amount of such Partner’s Capital Contribution or as to any allocation of any item of income, gain, loss, deduction or credit of the Partnership.

3.4 Bankruptcy or Withdrawal of a Partner. The bankruptcy or withdrawal of a Limited Partner shall not in and of itself dissolve the Partnership. A Limited Partner shall not withdraw from the Partnership prior to the dissolution of the Partnership except with the written consent of the General Partner.

ARTICLE IV

LIABILITY, EXCULPATION AND INDEMNIFICATION

4.1 Liability. Except as otherwise provided in this Agreement or by the Partnership Law, the debts, obligations and liabilities of the Partnership, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Partnership, and no Covered Person shall be obligated personally for any such debt, obligation or liability of the Partnership solely by reason of it being a Partner. Except as otherwise expressly required by law or as expressly provided in this Agreement, a Partner, as such, shall have no liability in excess of (a) such Partner’s obligation to make payments expressly provided for in this Agreement, including the amount of such Partner’s Capital Commitment and such Partner’s share of the amount that the Partnership is obligated to contribute to the Fund pursuant to sections 9.2 and 11.3 (clawback provisions) of the Fund Agreement, subject to the terms and conditions herein, (b) such Partner’s share of any undistributed profits and assets of the Partnership, and (c) the amount of any distributions wrongfully distributed to such Partner as described in the Partnership Law.

4.2 Exculpation.

(a) Generally. No Covered Person shall be liable to the Partnership or any other Partner for any act or omission taken or suffered by such Covered Person in good faith and in the reasonable belief that such act or omission is in or is not contrary to the best interests of the Partnership and is within the scope of authority granted to such Covered Person by this Agreement, provided that such act or omission does not constitute Disabling Conduct of the Covered Person. No Partner shall be liable to the Partnership or any Partner for any action taken by any other Partner.

(b) Reliance Generally. A Covered Person shall incur no liability in acting upon any signature or writing reasonably believed by such Covered Person to be genuine, and may rely in good faith on a certificate signed by an executive officer of any Person in order to ascertain any fact with respect to such Person or within such Person’s knowledge and may rely in good faith on an opinion of counsel selected with reasonable care by such Covered Person with respect to legal matters. Each Covered Person may act directly or through such Covered Person’s agents or attorneys. Each Covered Person may consult with counsel, appraisers, engineers, accountants and other skilled Persons of such Covered Person’s choosing and shall not be liable for anything done, suffered or omitted in good faith and within the scope of this Agreement in reasonable reliance upon the advice of any of such Persons. No Covered Person shall be liable to the Partnership or any Partner for any error of judgment made in good faith by a responsible officer or employee of such Covered Person or such Covered Person’s Affiliate. Except as otherwise provided in this Section 4.2, no Covered Person shall be liable to the Partnership or any Partner for any mistake of fact or judgment by such Covered Person in conducting the affairs of the Partnership or otherwise acting in respect of and within the scope of this Agreement.

(c) Reliance on this Agreement. To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the Partnership or to the Partners, any Covered Person acting under this Agreement or otherwise shall not be liable to the Partnership or to any Partner for anything done, suffered or omitted in such Covered Person’s good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they address the duties (including fiduciary duties) and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the Partners to replace such other duties and liabilities of such Covered Person.

(d) Not Liable for Return of Capital Contributions. Except as otherwise provided in this Agreement, no Covered Person shall be liable for the return of the Capital Contributions or Capital Account of any Partner, and such return shall be made solely from the Available Assets of the Partnership, if any, and each Partner hereby waives any and all claims that he, she or it may have against each Covered Person in this regard.

4.3 Indemnification.

(a) Indemnification Generally. Subject to Section 4.3(c), the Partnership shall and hereby does, to the fullest extent permitted by applicable law, indemnify, hold harmless and release (and each Partner does hereby release) each Covered Person from and against any and all claims, demands, liabilities, costs, expenses, damages, losses, suits, proceedings and actions, whether judicial, administrative, investigative or otherwise, of whatever nature, known or unknown, liquidated or unliquidated (“Claims”), that may accrue to or be incurred by any Covered Person, or in which any Covered Person may become involved, as a party or otherwise, or with which any Covered Person may be threatened, relating to or arising out of the investment or other activities of the Partnership, or activities undertaken in connection with the Partnership, or otherwise relating to or arising out of this Agreement, including amounts paid in satisfaction of judgments, in compromise or as fines or penalties, and counsel fees and expenses incurred in connection with the preparation for or defense or disposition of any investigation, action, suit, arbitration or other proceeding (a “Proceeding”), whether civil or criminal (all of such Claims and amounts covered by this Section 4.3, and all expenses referred to in Section 4.3(b), are referred to collectively as “Damages”), except to the extent that it shall have been determined in a final non-appealable judgment by a court of competent jurisdiction that such Damages arose primarily from the Disabling Conduct of such Covered Person. The Partners intend that all Covered Persons be entitled to be indemnified hereunder, and have the right to enforce such indemnification as though they were parties hereto; but, the Partners understand that, in general, the laws of the Cayman Islands currently do not recognize the right of a Person to claim benefits from or enforce an agreement to which such Person is not a party. Accordingly, the General Partner intends to extend such indemnification to Covered Persons that are not parties hereto; and the Partners agree that the Partnership shall, and the Partnership hereby does, to the fullest extent permitted by applicable law, indemnify and hold harmless the General Partner for all payments that the General Partner is obligated to make to Covered Persons that are not parties to this Agreement to cover Damages incurred by such Covered Persons that such Covered Persons would have been entitled to receive from the Partnership under this Agreement if such Covered Persons were parties hereto or were permitted by applicable law to claim benefits from or enforce this Agreement (i.e., if such Covered Persons were third party beneficiaries hereof). The termination of any Proceeding by settlement shall not, of itself, create a presumption that any Damages relating to such settlement or otherwise relating to such Proceedings arose primarily from the Disabling Conduct of any Covered Person.

(b) Expenses, etc. The reasonable expenses incurred by a Covered Person (including the General Partner and its Affiliates) in defense or settlement of any Claim that may be subject to a right of indemnification hereunder may be advanced by the Partnership to such Covered Person prior to the final disposition thereof with the consent of the General Partner upon receipt of an undertaking by or on behalf of such Covered Person to repay such amount if it shall be determined ultimately by a court of competent jurisdiction that such Covered Person is not entitled to be indemnified hereunder.

(c) Notices of Claims, etc. Promptly after receipt by a Covered Person of notice of the commencement of any Proceeding that might give rise to a claim for indemnification by such Covered Person hereunder, such Covered Person shall give written notice to the Partnership of the commencement of such Proceeding, provided that the failure of any Covered Person to give notice as provided herein shall not relieve the Partnership of its obligations under this Section 4.3 except to the extent that the Partnership is actually prejudiced by such failure to give notice. In case any such Proceeding is brought against a Covered Person (other than a derivative suit in right of the Partnership), the Partnership will be entitled to participate in and to assume the defense thereof to the extent that the Partnership may wish, with counsel reasonably satisfactory to such Covered Person. After notice from the Partnership to such Covered Person of the

Partnership’s election to assume the defense thereof, the Partnership will not be liable for expenses subsequently incurred by such Covered Person in connection with the defense thereof.

(d) Survival of Protection. The provisions of this Section 4.3 shall continue to afford protection to each Covered Person regardless of whether such Covered Person remains in the position or capacity pursuant to which such Covered Person became entitled to indemnification under this Section 4.3 and regardless of any subsequent amendment to this Agreement, and no amendment to this Agreement shall reduce or restrict the extent to which these indemnification provisions apply to actions taken or omissions made prior to the date of such amendment.

(e) Reserves. If the General Partner determines in its sole discretion that it is appropriate or necessary to do so, the General Partner may cause the Partnership to establish reasonable reserves, escrow accounts or similar accounts to fund its obligations under this Section 4.3.

(f) Rights Cumulative. The right of any Covered Person to the indemnification provided herein shall be cumulative with, and in addition to, any and all rights to which such Covered Person may otherwise be entitled by contract or as a matter of law or equity and shall extend to such Covered Person’s successors, assigns and legal representatives.

(g) No Waiver. Nothing contained in this Article IV shall constitute a waiver by any Partner of any right that it may have against any party under federal or state securities laws.

4.4 Agreements for Covered Persons. In addition to the indemnification coverage provided to Covered Persons pursuant to Section 4.3, the General Partner is hereby instructed to cause the Partnership to indemnify and hold harmless each Covered Person, and authorized to cause the Partnership to indemnify and hold harmless any other Person, in each case pursuant to a separate indemnification agreement. It is the express intention of the parties hereto that the provisions of this Article IV for the indemnification of Covered Persons may be relied upon by such Covered Persons and may be enforced by such Covered Persons (or by the General Partner on behalf of any such Covered Person, provided that the General Partner shall not have any obligation to so act for or on behalf of any such Covered Person) against the Partnership pursuant to this Agreement or to a separate indemnification agreement, as if such Covered Persons were parties hereto.

ARTICLE V

CAPITAL CONTRIBUTIONS AND CAPITAL PERCENTAGES;

CARRY PERCENTAGES AND ADJUSTMENTS THERETO

5.1 Capital Contributions and Capital Percentages. Except as otherwise provided herein, each Partner shall make Capital Contributions in the aggregate up to the amount of such Partner’s Capital Commitment, which is set forth opposite such Partner’s name in the Register, as and when called for by the General Partner (so that the Partnership may fund its obligation to contribute capital to the Fund), and shall have a Capital Percentage. Notwithstanding any provision of this Agreement to the contrary, no Partner shall make Capital Contributions in excess of such Partner’s Capital Commitment. For the convenience of the Partnership, the General Partner, in its sole discretion, may request each Partner to make a payment to the

Partnership in an amount up to the amount of such Partner’s Capital Commitment upon his, her or its admission as a Limited Partner of the Partnership. The General Partner shall not have a Capital Commitment, shall not make Capital Contributions to the Partnership and shall not otherwise have an economic interest in the Partnership.

5.2 Carry Percentages and Adjustments Thereto.

(a) General. Each Partner shall be assigned a sharing percentage representing such Partner’s share of the Carried Interest to be received from the Fund (such Partner’s “Carry Percentage”). The initial Carry Percentages shall be as set forth in the Register. The Carry Percentage of each Limited Partner shall also be set forth in an agreement between the Partnership and such Partner which sets forth additional terms upon which such Partner has subscribed for its interest in the Partnership (with respect to each Partner, such Partner’s “Carry Agreement”). Each Partner’s Carry Percentage shall be subject to adjustment as provided in such Partner’s Carry Agreement. In addition, the General Partner may from time to time, without the consent of any Limited Partner, adjust any Active Partner’s Carry Percentage by allocating additional Carry Percentage to such Active Partner and correspondingly reducing the Carry Percentage of the General Partner. If deemed advisable by the General Partner, the General Partner shall have the discretion to make any such adjustment effective only with respect to Carried Interest attributable to increases in value in the Fund’s investments occurring after the date of such adjustment, and to amend or interpret the provisions of this Agreement (including Article VI) to give effect thereto. The General Partner’s Carry Percentage shall at all times be 0%, and the General Partner shall not otherwise be eligible to receive distributions of Carried Interest.

(b) Adjustments to Carry Percentages in Connection with the Admission of Additional Partners. In connection with the admission of an Additional Partner as provided in Section 8.1 and without the consent of any Limited Partner, the General Partner may allocate to such Additional Partner such Carry Percentage as the General Partner may determine in its sole discretion and correspondingly reduce the Carry Percentages of the Limited Partners as the General Partner may determine in its sole discretion, to the extent necessary for the sum of the Carry Percentages to equal 100%. If deemed advisable by the General Partner, the General Partner shall have the discretion to make any such adjustment effective only with respect to Carried Interest attributable to increases in value in the Fund’s investments occurring after the date of such adjustment, and to amend or interpret the provisions of this Agreement (including Article VI) to give effect thereto.

(c) Additional Adjustments with Respect to Active Partners. Following a designation of a Partner as an Inactive Partner pursuant to Section 8.2 and any adjustments to such Inactive Partner’s Carry Percentage pursuant to such Partner’s Carry Agreement, the General Partner shall, without the consent of any Limited Partner, reallocate any reduction in the Carry Percentage of such Inactive Partner to such Limited Partners as the General Partner may determine in its sole discretion.

ARTICLE VI

CAPITAL ACCOUNTS; DISTRIBUTIONS; ALLOCATIONS; WITHHOLDING

6.1 Capital Accounts. There shall be established on the books and records of the Partnership a capital account (a “Capital Account”) for each Partner.

6.2 Adjustments to Capital Accounts. As of the last day of each Period, the balance in each Partner’s Capital Account shall be adjusted by (a) increasing such balance by (i) such Partner’s allocable share of each item of the Partnership’s income and gain for such Period (allocated in accordance with Section 6.8) and (ii) the Capital Contribution, if any, made by such Partner during such Period, (b) decreasing such balance by (i) the amount of cash or the Value of Securities or other property distributed to such Partner pursuant to this Agreement and (ii) such Partner’s allocable share of each item of the Partnership’s loss and deduction for such Period (allocated in accordance with Section 6.8). Each Partner’s Capital Account shall be further adjusted with respect to any special allocations or adjustments pursuant to this Agreement.

6.3 Distributions.

(a) Timing and Form of Distributions. The General Partner shall, after establishing reserves for material anticipated obligations or commitments of the Partnership, make distributions pursuant to Section 6.3(b) of amounts received by the Partnership from the Fund at such time or times as the General Partner shall determine in its sole discretion.

(b) Making of Distributions. Subject to Section 4.3 and to the other provisions of this Article VI, distributions to the Partners shall be made as follows:

(i) Capital Percentage Distributions. Distributions received pursuant to section 6.4(b) of the Fund Agreement shall be distributed to the Partners in proportion to their Capital Percentages.

(ii) Carry Percentage Distributions. Distributions of Carried Interest shall be distributed to the Partners in proportion to their Carry Percentages as they may be adjusted pursuant to this Agreement and the Carry Agreements.

(iii) Other Distributions. Distributions not described in paragraph (i) or (ii) of this Section 6.3(b) shall be distributed to the Active Partners in such proportions as shall be determined by the General Partner in its sole discretion; provided that no distributions shall be made to the General Partner.

6.4 Tax Distributions. Notwithstanding Section 6.3, the General Partner may, to the extent of available cash, make distributions to the Partners in amounts sufficient to enable the Partners to discharge their U.S. federal, state and local income or non-U.S. tax liabilities arising from the allocations made pursuant to this Agreement. The amount distributable pursuant to this Section 6.4 shall be determined by the General Partner based on such assumptions as the General Partner determines in its sole discretion to be appropriate. The amount distributed to any Partner pursuant to this Section 6.4 shall reduce the amount otherwise distributable to such Partner pursuant to the relevant clause of Section 6.3, and shall be deemed to have been distributed to the extent of such reduction pursuant to such clause of Section 6.3.

6.5 General Distribution Provisions. Notwithstanding any other provision of this Agreement, distributions shall be made only to the extent of Available Assets and in compliance with the Partnership Law and other applicable law. Any distribution by the Partnership pursuant to Article VI or IX to the Person shown on the Partnership’s records as a Partner or to such Partner’s legal representatives, or to the transferee of such Person’s right to receive such distributions as provided herein, shall, to the fullest extent permitted by law, acquit the Partnership of all liability to any other Person that may be interested in such distribution by reason of any Transfer of such Person’s interest in the Partnership for any reason (including a Transfer of such interest by reason of the death, incompetence, bankruptcy or liquidation of such Person).

6.6 Distributions in Kind. In the event that a distribution of Marketable Securities or other Securities is made, such Securities shall be deemed to have been sold at their Value and the proceeds of such sale shall be deemed to have been distributed in cash to the Partners for all purposes of this Agreement. Distributions of Marketable Securities and any other Securities or other property shall be made in proportion to the aggregate amounts that would be distributed to each Partner pursuant to Section 6.3, as determined by the General Partner in its sole discretion. The General Partner may cause certificates evidencing any Securities to be distributed to be imprinted with legends as to such restrictions on Transfer as the General Partner may determine are necessary or appropriate, including legends as to applicable U.S. federal or state or non-U.S. securities laws or other legal or contractual restrictions, and may require any Partner to which Securities are to be distributed, as a condition to such distribution, to agree in writing (a) that such Partner will not Transfer such Securities except in compliance with such restrictions and (b) to such other matters as the General Partner may determine are necessary or appropriate.

6.7 No Withdrawal of Capital. No Partner shall have the right to withdraw capital from the Partnership at its option or to receive any distribution of or return on such Partner’s Capital Contributions.

6.8 Allocations to Capital Accounts. Except as otherwise provided herein, each item of income, gain, loss and deduction of the Partnership (determined in accordance with U.S. tax principles as applied to the maintenance of capital accounts) shall be allocated among the Capital Accounts of the Partners with respect to each Period, as of the end of such Period, in a manner that as closely as possible gives economic effect to the provisions of Articles VI and IX and the other relevant provisions of this Agreement. No Partner shall be required to make up a negative balance in such Partner’s Capital Account.

6.9 Tax Allocations and Other Tax Matters. Except as otherwise provided herein, each item of income, gain, loss and deduction recognized by the Partnership shall be allocated among the Partners for U.S. federal, state and local and non-U.S. income tax purposes in the same manner that each such item is allocated to the Partners’ Capital Accounts or as otherwise provided herein, provided that the General Partner may adjust such allocations as may be necessary or desirable to maintain substantial economic effect, or to ensure that such allocations are in accordance with the interests of the “partners in the partnership,” in each case, within the meaning of the Code and the Treasury Regulations. Tax credits and tax credit recapture shall be allocated in accordance with the interests of the Partners in the Partnership as provided in Treasury Regulation section 1.704-1(b)(4)(ii). All matters concerning allocations for U.S. federal, state and local and non-U.S. income tax purposes, including accounting procedures, not expressly provided for by the terms of this Agreement shall be determined in good faith by the General Partner. The General Partner is hereby designated as the tax matters partner of the Partnership, in accordance with the Treasury Regulations promulgated pursuant to section 6231 of the Code and any similar provisions under any other state or local or non-U.S. tax laws. Each Limited Partner hereby consents to such designation and agrees that, upon the request of the General Partner, he, she or it will execute, certify, acknowledge, deliver, swear to, file and record at the appropriate public offices such documents as may be necessary or appropriate to evidence such consent. Either the General Partner shall have executed and filed a U.S. Internal Revenue Service Form 8832 prior to the date hereof electing to classify the Partnership as a partnership for U.S. federal income tax purposes pursuant to section 301.7701-3 of the Treasury Regulations as of a date no later than the date hereof, or the General Partner shall timely execute and file such Form 8832 on or after the date hereof electing to classify the Partnership as a partnership for United States federal income tax purposes as of a date no later than the date hereof, and the General Partner is hereby authorized to execute and file such Form 8832 for all of the Partners. The General Partner shall not subsequently elect to change such classification. The General Partner is hereby authorized to execute and file for all of the Partners any comparable form or document required by any applicable United States tax law for the Partnership to be classified as a partnership under such tax law. The Partnership shall not participate in the establishment of an “established securities market” (within the meaning of section 1.7704-1(b) of the Treasury Regulations) or a “secondary market or the substantial equivalent thereof” (within the meaning of section 1.7704-1(c) of the Treasury Regulations) or, in either case, the inclusion of interests in the Partnership thereon.

6.10 Withholding. Notwithstanding any other provision of this Agreement or any Carry Agreement, each Partner hereby authorizes the Partnership to withhold and to pay over, or otherwise pay, any withholding or other taxes payable by the Partnership or any of its Affiliates (pursuant to the Code or any provision of U.S. federal, state or local or non-U.S. tax law) with respect to such Partner or as a result of such Partner’s status as a partner hereunder. If and to the extent that the Partnership shall be required to withhold or pay any such withholding or other taxes, such Partner shall be deemed for all purposes of this Agreement and the Carry Agreement to have received a payment from the Partnership as of the time that such withholding or other tax is required to be paid, which payment shall be deemed to be a distribution with respect to such Partner’s interest in the Partnership to the extent that such Partner (or any successor to such Partner’s interest in the Partnership) would have received a distribution but for such withholding. To the extent that such payment exceeds the cash distribution that such Partner would have received but for such withholding, the General Partner shall notify such Partner as to the amount of such excess and such Partner shall make a prompt payment to the Partnership of such amount, which payment shall not constitute a Capital Contribution and, consequently, shall not increase such Partner’s Capital Account. The Partnership may hold back from any such distribution in kind property having a value equal to the amount of such taxes until the Partnership has received payment of such amount. In addition, if and to the extent that the Partnership or the Fund receives a distribution or payment from or in respect of which tax was withheld, as a result of (or attributable to) such Partner’s status as a Partner under this Agreement, as determined by the

General Partner in its sole discretion, such Partner shall be deemed for all purposes of this Agreement to have received a distribution from the Partnership as of the time that such withholding was paid. Unless the General Partner determines otherwise, the withholdings by the Partnership referred to in this Section 6.10 shall be made at the maximum applicable statutory rate under the applicable tax law.

6.11 Final Distribution. Notwithstanding anything to the contrary in this Article VI, the final distribution following the dissolution of the Partnership shall be made in accordance with the provisions of Section 9.3.

6.12 Return of Distributions. If the Partnership is obligated under section 11.3 (general partner clawback) of the Fund Agreement to contribute to the Fund all or a portion of the distributions received by the Partnership from the Fund, the Partners shall be required to fund, and hereby agree to fund, such obligation in proportion to and up to an amount not to exceed, in the case of each Partner, the aggregate distributions received by such Partner pursuant to Section 6.3(b)(ii) (not including distributions made (or that could have been made) pursuant to Section 6.4 that are deemed (or would have been deemed) to be distributions under Section 6.3(b)(ii)). Subject to the preceding sentence of this Section 6.12, if the Partnership is obligated under section 9.2 (all-partner clawback) of the Fund Agreement to contribute to the Fund all or a portion of the distributions received by the Partnership from the Fund, the Partners shall be required to fund such obligation in proportion to and up to an amount not to exceed, in the case of each Partner, the aggregate distributions received by such Partner pursuant to Section 6.3. Each such Partner shall make contributions to the Partnership in satisfaction of such obligation. A Partner’s obligation to make contributions to the Partnership under this Section 6.12 shall survive the dissolution, liquidation, winding up and termination of the Partnership, and for purposes of this Section 6.12, the Partnership may pursue and enforce all rights and remedies that it may have against each Partner under this Section 6.12, including instituting a lawsuit to collect such contribution with interest from the date that such contribution was required to be paid under this Section 6.12 calculated at a rate equal to the Prime Rate plus 2% per annum (but not in excess of the highest rate per annum permitted by law). Any distributions returned pursuant to this Section 6.12 shall not be treated as Capital Contributions.

ARTICLE VII

BOOKS AND RECORDS; TAX INFORMATION; REPORTS TO PARTNERS

7.1 Books and Records. The General Partner shall keep or cause to be kept full and accurate accounts of the transactions of the Partnership in proper books and records of account which shall set forth all information required by the Partnership Law. Upon advance written notice to the General Partner, such books and records shall be available for inspection and copying by the Limited Partners or their duly authorized representatives during normal business hours for any purpose reasonably related to such Partner’s interest in the Partnership, provided that, to the fullest extent permitted by applicable law, Limited Partners shall not have access to the portions of such books and records that the General Partner determines in its sole discretion would permit the identification of the Capital Contributions, Capital Account balances, Carry Percentages and Capital Percentages of the other Partners, and provided, further, that, except to the extent that applicable law otherwise requires, an Inactive Partner shall have no right to inspect or copy the books and records of the Partnership. The Limited Partners hereby waive any and all right to account that they may have under the Partnership Law.

7.2 Tax Information. As soon as reasonably practicable after the end of each Fiscal Year, the General Partner shall send to each Person that was a Partner at any time during such Fiscal Year U.S. Internal Revenue Service Schedule K-1, “Partner’s Share of Income, Credits, Deductions, Etc.,” or any successor schedule or form, for such Partner.

7.3 Reports to Partners. Except as otherwise provided in this Agreement or required by applicable law, the General Partner shall send to each Limited Partner only such other financial and other reports as the General Partner shall deem appropriate.

ARTICLE VIII

ADMISSION OF ADDITIONAL PARTNERS; TRANSFERS; DESIGNATION OF INACTIVE PARTNERS

8.1 Admission of Additional Partners. Notwithstanding any other provision of this Agreement, without the consent of any other Person, the General Partner may admit such Persons to the Partnership as the General Partner shall determine in its sole discretion from time to time (each, an “Additional Partner”). In connection with the admission of any such Additional Partner, the General Partner shall amend the Register and the Cayman Register to reflect the admission of such Additional Partner and the amount of such Additional Partner’s Capital Commitment, Capital Contribution (in the case of the Cayman Register) and Carry Percentage without the consent of any Limited Partner. Each such Person shall be admitted as an Additional Partner at the time that such Person (a) executes a counterpart of this Agreement, a Subscription Agreement or a Carry Agreement and (b) is listed by the General Partner as a partner of the Partnership in the Register.

8.2 Transfers.

(a) General. Except as provided in such Partner’s Carry Agreement, no Limited Partner may Transfer in any manner whatsoever all or any part of such Partner’s interest in the Partnership without the express prior written consent of the General Partner.

(b) Certain Transfers. Without the consent of the General Partner, upon the death of a Limited Partner who is a natural person, such Partner’s interest will be transferred to the estate of such Partner or otherwise in accordance with applicable law, provided that such transferee shall not be substituted for the deceased Partner as a partner of the Partnership without the consent of the General Partner.

(c) Conditions to Transfer. No Transfer of an interest in the Partnership shall be permitted if (i) such Transfer would result in a violation of applicable law, including any securities laws, (ii) as a result of such Transfer, the Partnership or the Fund would be required to register as an investment company under the Investment Company Act, or (iii) such Transfer would result in the Partnership at any time during its taxable year having more than 100 partners, within the meaning of section 1.7704-1(h)(1)(ii) of the Treasury Regulations (taking into account section 1.7704-1(h)(3) of the Treasury Regulations). No attempted or purported Transfer in violation of this Section 8.2 shall be effective.

8.3 Designation as Inactive Partner. From and after the date of a Limited Partner’s death (in the case of a Limited Partner who is a natural person), Disability (as defined in such Partner’s Carry Agreement), bankruptcy or ceasing to be employed by or otherwise perform services for Oaktree or its Affiliates for any reason as determined by the General Partner in its sole discretion, such Limited Partner shall automatically be deemed an “Inactive Partner” without any further action, unless the General Partner, in its sole discretion, determines otherwise.

ARTICLE IX

DISSOLUTION AND WINDING UP OF THE PARTNERSHIP

9.1 Dissolution. Subject to the Partnership Law, there shall be a dissolution of the Partnership (meaning that the business of the Partnership shall be discontinued) and its affairs shall be wound up upon the first to occur of any of the following events:

(a) the execution and filing of a notice of dissolution in respect of the Fund in accordance with section 11.4 of the Fund Agreement;

(b) subject to section 2.6(c) of the Fund Agreement, the decision of the General Partner to dissolve the Partnership;

(c) the entry of a decree of judicial dissolution under the Partnership Law; or

(d) at any time when there are no Partners.

9.2 Winding Up. Upon the commencement of winding up of the Partnership, the General Partner (or any duly designated representative) shall use all commercially reasonable efforts to liquidate all of the Partnership’s assets and wind up the affairs of the Partnership in an orderly manner, provided that if in the judgment of the General Partner (or such representative) an asset of the Partnership should not be liquidated, the General Partner (or such representative) shall allocate, on the basis of the Value of any assets of the Partnership not sold or otherwise disposed of, any unrealized gain or loss based on such Value to the Partners’ Capital Accounts as though the assets in question had been sold on the date of such allocation and, after giving effect to any such adjustment, distribute said assets in accordance with Section 9.3, subject to the priorities set forth in Section 9.3, and provided, further, that the General Partner (or such other representative) will attempt to liquidate sufficient Partnership assets to satisfy in cash (or make reasonable provision in cash for) the debts and liabilities referred to in Section 9.3.

9.3 Final Distribution. After the application or distribution of the proceeds of the liquidation of the Partnership’s assets in one or more installments to the satisfaction of the liabilities to creditors of the Partnership, to the extent permitted by law, including to the satisfaction of the expenses of the winding-up, liquidation and dissolution of the Partnership (whether by payment or the making of reasonable provision for payment thereof), the remaining proceeds, if any, plus any remaining assets of the Partnership shall be distributed in accordance with the provisions of Section 6.3.

9.4 Time for Liquidation, etc. A reasonable time period shall be allowed for the orderly winding up and liquidation of the assets of the Partnership and the discharge of liabilities to creditors so as to enable the Partnership to seek to minimize potential losses upon such liquidation. The provisions of this Agreement shall remain in full force and effect during the period of winding up and until the filing of the Notice of Dissolution as provided in Section 9.5.

9.5 Termination. Upon the winding up of the affairs of the Partnership in accordance with the Partnership Law and this Agreement, the General Partner shall execute a Notice of Dissolution in respect of the Partnership and shall cause such Notice of Dissolution to be filed with the Registrar of Exempted Limited Partnerships of the Cayman Islands and this Agreement shall terminate. Notwithstanding any other provision of this Agreement, the General Partner shall not cause the Notice of Dissolution in respect of the Partnership to be filed prior to the filing of the notice of dissolution in respect of the Fund pursuant to the Fund Agreement, unless otherwise required by applicable law.

ARTICLE X

MISCELLANEOUS

10.1 Amendments. This Agreement and any Schedule hereto may be modified or amended, and any provision hereof may be waived, by a written instrument signed by the General Partner, provided that, except as otherwise expressly provided herein or in the Carry Agreement, no such modification, amendment or waiver that would adversely and materially alter any Partner’s economic interest in the Partnership (including such Partner’s Capital Commitment, Capital Percentage, Carry Percentage, obligations pursuant to Section 6.12, or right to or timing of distributions) shall be effective without the consent of such affected Partner. In addition to the foregoing, the General Partner has full authority without the consent of the Limited Partners to interpret any ambiguous provisions of this Agreement and to correct or supplement any provision herein that may be inconsistent with any other provision of this Agreement.

10.2 Notices. Each notice relating to this Agreement shall be in writing and shall be delivered (a) in person, by registered or certified mail or by private courier or (b) by facsimile or other electronic means, including e-mail. All notices to any Limited Partner shall be delivered to such Partner at the address of such Partner as set forth in the records of the Partnership. All notices to the General Partner shall be delivered to the General Partner c/o Oaktree Capital Management, L.P., 333 South Grand Avenue, 28th Floor, Los Angeles, California 90071, Attention: General Counsel. Any Limited Partner may designate a new address for notices by giving written notice to that effect to the General Partner. The General Partner may designate a new address for notices by giving written notice to that effect to each of the Partners. A notice given in accordance with the foregoing clause (a) shall be deemed to have been effectively given five Business Days after such notice is mailed by registered or certified mail, return receipt requested, and one Business Day after such notice is sent by Federal Express or other one-day service provider, to the proper address, or at the time delivered when delivered in person or by private courier. Any notice by facsimile or other electronic means shall be deemed to have been effectively given when sent.

10.3 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together shall constitute a single agreement.

10.4 Table of Contents and Headings. The table of contents and the headings of the articles, sections and subsections of this Agreement are inserted for convenience of reference only and shall not be deemed to constitute a part hereof or affect the interpretation hereof.

10.5 Successors and Assigns. This Agreement shall inure to the benefit of the Partners and the Covered Persons, and shall be binding upon the parties and, subject to Section 8.2, their respective successors, permitted assigns and, in the case of individual Covered Persons, heirs and legal representatives.

10.6 Severability. Every term and provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such term or provision will be enforced to the maximum extent permitted by law and, in any event, such illegality or invalidity shall not affect the validity of the remainder of this Agreement.

10.7 Further Actions. Each Limited Partner shall execute and deliver such other certificates, agreements and documents, and take such other actions, as may reasonably be requested by the General Partner in connection with the achievement of its purposes or to give effect to the provisions of this Agreement, in each case as are not inconsistent with the terms and provisions of this Agreement, including any documents that the General Partner determines to be necessary or appropriate to form, qualify or continue the Partnership as a limited partnership in all jurisdictions in which the Partnership conducts or plans to conduct its investment and other activities and all such agreements, certificates, tax statements and other documents as may be required to be filed by or on behalf of the Partnership.

10.8 Determinations of the General Partner. To the fullest extent permitted by law and notwithstanding any other provision of this Agreement or in any other agreement contemplated herein or applicable provisions of law or equity or otherwise, whenever in this Agreement the General Partner is permitted or required to make a decision (a) in its “sole discretion” or “discretion” or under a grant of similar authority or latitude, the General Partner shall be entitled to consider only such interests and factors as it desires, including its own interests, and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Partnership or any other Person, or (b) in its “good faith” or under another express standard, the General Partner shall act under such express standard and shall not be subject to any other or different standard.

10.9 Non-Waiver. No provision of this Agreement shall be deemed to have been waived unless such waiver is given in writing, and no such waiver shall be deemed to be a waiver of any other or further obligation or liability of the party or parties in whose favor such waiver was given.

10.10 Applicable Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE CAYMAN ISLANDS. The General Partner hereby submits to the nonexclusive jurisdiction of the courts of the Cayman Islands and to the courts of the jurisdiction in which the principal office of the General Partner is located (and, if the principal office is located in the United States, of the federal district court having jurisdiction over the location of the principal office) for the resolution of all matters pertaining to the enforcement and interpretation of this Agreement.

10.11 Confidentiality. Each Limited Partner shall keep confidential and shall not disclose without the prior written consent of the General Partner any information with respect to this Agreement, the Partnership, the Fund or any Permitted Investment made by the Fund, any issuer of any Permitted Investment made by the Fund or any Affiliate of any of the foregoing, provided that a Partner may disclose any such information (a) as has become generally available to the public other than as a result of the breach of this Section 10.11 by such Partner, (b) as may be required to be included in any report, statement or testimony required to be submitted to any municipal, state or national regulatory body having jurisdiction over such Partner, (c) as may be required in response to any summons or subpoena or in connection with any litigation, (d) to the extent necessary in order to comply with any law, order, regulation or ruling applicable to such Partner, (e) to such Partner’s professional advisors, provided that such professional advisors are advised of, and have expressly agreed to be bound by, the confidentiality provisions contained herein or are bound by confidentiality obligations to the Limited Partner at least as stringent as the provisions set forth in this Section 10.11, (f) as may be required in connection with an audit by any taxing authority and (g) to the extent necessary for the fulfillment of such Partner’s obligations as an employee of Oaktree or any of its Affiliates (including for purposes of marketing limited partnership interests in the Fund). To the fullest extent permitted by law, to the extent that a Limited Partner seeks to disclose information pursuant to clauses (b), (c) or (d) above, such Limited Partner shall (i) affirmatively seek to prevent or withhold the disclosure of such information on the basis of any and all applicable exemptions under applicable law or regulation, (ii) provide the General Partner with prompt notice prior to the time of any such disclosure so that the General Partner may seek an appropriate protective order or other appropriate relief to prevent or withhold any such disclosure and (iii) reasonably cooperate with the General Partner’s efforts to prevent any such disclosure, in a manner that would be consistent with the provisions of applicable law or regulation. Notwithstanding any other provision of this Agreement, to the fullest extent permitted by law, the General Partner shall have the right to keep confidential from the Partners for such period of time as the General Partner determines to be reasonable (A) any information that the General Partner reasonably believes to be in the nature of trade secrets and (B) any other information (1) the disclosure of which the General Partner in good faith believes is not in the best interest of the Partnership, the Fund or its investments or could damage the Partnership, the Fund or its investments or (2) that the Partnership is required by law or by agreement with a third Person to keep confidential. The provisions of this Section 10.11 were negotiated in good faith by the parties hereto, and the parties hereto agree that such provisions are reasonable and are not more restrictive than is necessary to protect the legitimate interests of the parties hereto.

10.12 Survival of Certain Provisions. The obligations of each Partner pursuant to Article IV, Section 6.12 and this Article X shall survive the termination or expiration of this Agreement and the dissolution, winding up and termination of the Partnership.

10.13 Waiver of Partition. Except as may otherwise be provided by law in connection with the dissolution, winding up and liquidation of the Partnership, each Partner hereby irrevocably waives any and all rights that such Partner may have to maintain an action for partition of any of the Partnership’s property.

10.14 Entire Agreement. This Agreement, the Subscription Agreements and the Carry Agreements together constitute the entire agreement among the Partners with respect to the subject matter hereof and supersede any prior agreement or understanding among them with respect to such subject matter, provided that the foregoing shall not supersede any employment agreements that may be, or have been, entered into by any Limited Partner and Oaktree or any of its Affiliates. The provisions of the Subscription Agreements shall survive the execution and delivery of this Agreement.

10.15 Currency. The term “dollar” and the symbol “$,” wherever used in this Agreement, shall mean the United States dollar.

IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Agreement as a deed on the day and year first above written.

GENERAL PARTNER:

In the presence of:	OCM EUROPEAN PRINCIPAL OPPORTUNITIES FUND GP LTD.

	By:	Oaktree Capital Management, L.P., Director
/S/ KRISTA WARE
Name:		By:	/S/ TODD MOLZ
Todd Molz
Managing Director and General
Counsel

/S/ KRISTA WARE		By:	/S/ EMILY ALEXANDER
Name:			Emily Alexander
Senior Vice President, Legal

In the presence of:	LIMITED PARTNERS:

OAKTREE FUND GP I, L.P.

/S/ KRISTA WARE	By:	/S/ TODD MOLZ
Name:		Todd Molz
Authorized Signatory

/S/ KRISTA WARE	By:	/S/ EMILY ALEXANDER
Name:		Emily Alexander Authorized Signatory

Signature page to Amended and Restated Limited Partnership Agreement OCM European Principal Opportunities Fund GP, L.P.

Those Other Persons Listed on the Register

By: OCM European Principal Opportunities Fund GP Ltd.
as attorney-in-fact for the Limited Partners pursuant to Section 7 of the Subscription Agreements

	By:	Oaktree Capital Management, L.P., a director

In the presence of:		By:	/S/ TODD MOLZ
Todd Molz
/S/ KRISTA WARE			Managing Director and General
Name:			Counsel

	ss	By:	/S/ EMILY ALEXANDER
/S/ KRISTA WARE			Emily Alexander
Name:			Senior Vice President, Legal

Signature page to Amended and Restated Limited Partnership Agreement OCM European Principal Opportunities Fund GP, L.P.